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                                                                  EXHIBIT 23(a)




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Sotheby's Holdings, Inc. on Form S-8 of our reports dated February 28, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Sotheby's Holdings, Inc. for the year ended December 31, 1995.

DELOITTE & TOUCHE LLP

New York, New York
April 5, 1996